Remarks:
Ms. Fini's non-derivative securities owned beneficially comprise the following securities:
(a) 4,567 restricted stock units ("RSUs") granted April 1, 2014 vested in 4 equal annual installments beginning April 1, 2015 of which 2,969 RSUs are held
(415 RSUs were withheld to satisfy tax liabilities upon vesting and 1,183 RSUs were sold to satisfy tax liabilities incurred upon vesting); (b) 6,078 RSUs granted April 1, 2015 vested in 4 equal annual installments beginning on April
1, 2016 of which 3,998 RSUs are held (2,080 RSUs were sold to satisfy tax liabilities incurred upon vesting); (c) 264 RSUs granted April 1, 2015 vested in
4 equal annual installments beginning on April 1, 2016 of which 172 RSUs are held (92 RSUs were sold to satisfy tax liabilities incurred upon vesting); (d)
1,293 performance restricted stock units ("PRSUs") were earned on February 27,
2017 upon the vesting of a percentage of PRSUs granted March 30, 2016 upon the achievement of annual revenue goals and non-GAAP net income (loss) goals during the period of January 1, 2016 through December 31, 2016 (508 of the resulting shares were sold to satisfy tax liabilities incurred upon vesting); (e) 3,000
RSUs granted April 1, 2016 vesting in 4 equal annual installments beginning
April 1, 2017 of which 2,250 RSUs are vested (758 RSUs were sold to satisfy tax liabilities incurred upon vesting); (f) 8,211 RSUs granted April 1, 2016 vesting in 4 equal annual installments beginning April 1, 2017 of which 6,158 RSUs are vested (2,049 RSUs were sold to satisfy tax liabilities incurred upon vesting);
(g) 4,876 RSUs granted April 1, 2017 vesting in 4 equal annual installment beginning April 1, 2018 of which 2,438 RSUs are vested (794 RSUs were sold to satisfy tax liabilities incurred upon vesting); (h) 1,350 RSUs were granted on
March 15, 2018 of which 913 RSUs are held (437 RSUs were sold to satisfy tax liabilities incurred upon vesting); (i) 3,848 PRSUs were earned on April 1, 2018 upon the vesting of a percentage of PRSUs granted January 11, 2016 upon the achievement of adjusted EBITDA and compounded annual revenue growth rate goals during the period of January 1, 2015 through December 31, 2017 (1,294 of the resulting shares were sold to satisfy tax liabilities incurred upon vesting);
(j) 5,696 RSUs granted April 1, 2018 vesting in 4 equal annual installments beginning April 1, 2019 of which 1,424 RSUs are vested (466 RSUs were sold to satisfy tax liabilities incurred upon vesting); (k) 487 PRSUs were earned on
April 1, 2018 upon the vesting of a percentage of PRSUs granted April 1, 2017 upon the annual revenue goals and free cash flow goals, all subject to a minimum adjusted EBITDA level, during the period of January 1, 2017 through December 31,
2017 (158 of the resulting shares were sold to satisfy tax liabilities incurred upon vesting); (l) 722 RSUs were granted on November 13, 2018 of which 490 RSUs are held (232 RSUs were sold to satisfy tax liabilities incurred upon vesting);
(m) 5,137 RSUs were granted on January 1, 2019 vesting in 4 equal annual instalment beginning January 1, 2020 of which 1,284 RSUs are vested (507 RSUs were sold to satisfy tax liabilities incurred upon vesting); (n) 1,739 PRSUs were earned on April 1, 2019 upon the vesting of a percentage of PRSUs granted
April 1, 2018 upon the Issuer's achievement of annual revenue goal, an adjusted
EBITDA goal, and a net new bookings goal,  during the period of January 1, 2018 through December 31, 2018 (569 of the resulting shares were sold to satisfy tax liabilities incurred upon vesting); (o) 13,713 PRSUs were earned on April 1,
2019 upon the vesting of a percentage of PRSUs granted on April 1, 2018 upon the
Issuer's achievement of annual recurring revenue bookings percentage growth goals during the period of January 1 through December 31, 2018 (1/4 of the resulting shares are vested, of which 1,161 were sold to satisfy tax liabilities incurred upon vesting, and the remaining shares will vest in 3 equal annual installments beginning April 1, 2020); (p) 1,081 RSUs were granted on April 1,
2019 of which 710 RSUs are held (371 RSUs were sold to satisfy tax liabilities incurred upon vesting); (q) 3,190 RSUs were granted on April 1, 2019 vesting in
4 equal annual installments beginning April 1, 2020; and (r) 1,934 RSUs were granted on September 1, 2019 vesting in 4 equal annual installments beginning
September 1, 2020.  All RSUs granted are subject to continued employment.